Exhibit 99.2

1 Investor Presentation September 2007

2 Safe Harbor This presentation may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about Aldabra 2 Acquisition Corp. ("A2"), the paper and packaging businesses of Boise Cascade, LLC and the combined business after completion of the transaction contemplated herein ("Boise Paper Company" or "BPC"). Forward- looking statements are statements that are not historical facts. Such forward-looking statements, based upon current beliefs and expectations, are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward- looking statements: Uncertainties as to the timing of the transaction and ability to obtain financing; Satisfaction of closing conditions to the transaction; Costs associated with running the business on a stand-alone basis; Paper industry trends, including factors affecting supply and demand; Changes in input availability and costs including fiber, energy, labor and other materials and costs; Competitive requirements or changes affecting the businesses in which BPC is engaged; Competing technologies, materials and products; Increased capital requirements; Capital availability, cost and terms; Reliability of BPC's operating equipment; Credit or currency risks affecting BPC's revenue and profitability; Changing legislation or regulatory environments; Changing interpretations of generally accepted accounting principles; General economic conditions; and Other relevant risks detailed in A2's and Boise Cascade Holdings, LLC's filings with the U.S. Securities and Exchange Commission ("SEC"). The information set forth herein should be read in light of such risks. This information is made only as of the date hereof, and neither A2 nor BPC assumes any obligation to update the information contained in this presentation, whether as a result of new information, future events or otherwise. This presentation contains disclosures of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the SEC. The disclosure of EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, and not as a substitute, or superior to, operating income, cash flow, revenue, net income, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

3 Additional Securities Law Information Aldabra 2 Acquisition Corp. ("A2") intends to file with the SEC a preliminary proxy statement in connection with the proposed acquisition of the paper and packaging businesses of Boise Cascade, LLC ("BPC") and to mail a definitive proxy statement and other relevant documents to A2's stockholders. Stockholders of A2 and other interested persons are advised to read, when available, A2's preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with A2's solicitation of proxies for the special meeting to be held to approve the acquisition because these proxy statements will contain important information about BPC, A2 and the proposed acquisition. The definitive proxy statement will be mailed to A2's stockholders as of a record date to be established for voting on the proposed acquisition. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements once they are available, without charge, at the SEC's Web site at http://www.sec.gov or by directing a request to: Aldabra 2 Acquisition Corp., c/o Terrapin Partners LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022, telephone: 212-710-4100. A2 and its directors and executive officers may be deemed to be participants in the solicitation of proxies from A2's stockholders in connection with the proposed acquisition. Information regarding the Company's directors and executive officers is available in the Company's Registration Statement on Form S-1 (Registration Nos. 333-141398 and 333-143890), which was filed with the SEC on March 19, 2007, and subsequent amendments thereto, and will also be contained in A2's proxy statement when it becomes available. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement to be filed with the SEC in connection with the proposed acquisition. Certain financial information and data of BPC contained in this presentation is unaudited and may not conform to SEC Regulation S-X.

4 Investment Thesis "Aldabra 2 Acquisition Corp., in partnership with Madison Dearborn Partners, LLC, is acquiring the paper businesses of Boise Cascade, LLC. We are buying a significant cash flow generating and asset rich business and believe the purchase price of 7.0x LTM Adjusted EBITDA as of June 30, 2007 is attractive relative to public comparables and private transaction multiples. The valuation we are paying is even more appealing considering Boise Cascade is nearing the completion of several extraordinary capital spending programs to expand production of certain paper grades and value-added products which should enable the business to grow EBITDA over the near term. In addition to the attractive valuation, we believe the business benefits from several unique customer relationships and positive industry dynamics. We believe the paper industry is in the early stages of significant rationalization due to consolidation, the closing of facilities, and the application of financial discipline which should drive higher returns on capital. As part of the acquisition, the current paper business management team will continue to run the organization. Alexander Toeldte, the current Executive Vice President of Paper, Packaging and Newsprint and the former CEO of publicly traded Fletcher Challenge Paper, will become Chief Executive Officer. Alexander and his team have identified significant opportunities to re-invest cash flow as well as Aldabra's future warrant proceeds in both potential acquisitions and high return internal projects." Nathan Leight Chairman of the Board, Aldabra 2 Acquisition Corp. Jason Weiss Chief Executive Officer, Aldabra 2 Acquisition Corp.

5 Transaction Highlights Aldabra 2 Acquisition Corp. ("A2") has agreed to acquire the paper and packaging assets of Boise Cascade, LLC ("Boise Cascade") which is owned by Madison Dearborn Partners, LLC ("MDP") and OfficeMax Incorporated ("OfficeMax"). The resulting entity will be renamed Boise Paper Company ("BPC"). BPC will be the third largest North American player in uncoated free sheet paper and have a significant presence in the markets for linerboard, corrugated containers, and specialty label and release products. The transaction is valued at $1,625 million. That amount consists of approximately $392 million in cash from A2, $325 million worth of stock issued by A2 to Boise Cascade, and $946 million in cash proceeds from the debt financing less $38 million in cash contributed by Boise Cascade. Boise Cascade will continue to own approximately 40% of BPC after the transaction.1 The transaction's valuation represents approximately 7.0x LTM2 Adjusted EBITDA, which is a discount of 29% to public market comparables, which trade on average at 9.8x.3 As part of the transaction, BPC will have a net leverage ratio of 3.9x LTM Adjusted EBITDA.1 Comparable public market paper companies have on average a net leverage ratio of 4.3x LTM EBITDA3, while the broader universe of paper companies has an average net leverage ratio of 4.2x.4 Due to the step-up in tax basis of assets resulting from this transaction, BPC's taxes will be reduced over the next ten years. This benefit may exceed $150 million on a net present value basis over and above any benefit that Boise Cascade would expect to receive if the transaction was not consummated.5 Closing is expected in Q1, 2008 and is contingent upon debt financing and other customary approvals. Notes: (1) Assumes none of A2's shareholders exercise their conversion rights and that the Average Price is $9.77 (see Page 6 for definition). As part of its efforts to secure committed debt financing, the parties will attempt to secure commitments from lenders to provide additional debt financing in an amount equal to the aggregate amount paid in respect of conversion rights. To the extent that Aldabra shareholders exercise their conversion rights, the amount of the debt facility would likely increase correspondingly. (2) Throughout this presentation, "LTM" refers to the latest 12 months ending June 30, 2007. (3) Refer to pages 31-34 for details. Share prices are as of September 4, 2007. (4) Refer to page 8 for details. (5) Assumes current tax rate of 39%, preliminary assumptions of purchase price and purchase price allocation that are subject to change, a discount rate of 10%, and that BPC will have sufficient taxable income to use the resulting tax deductions.

6 Transaction Structure and Current Multiples 0% Conversion1 0% Conversion1 40% Conversion1 40% Conversion1 Ownership Structure Estimated Shares Estimated Ownership Estimated Shares Estimated Ownership Methodology Methodology Aldabra 2 Shareholders 51,750,000 60.0% 35,190,000 51.0% The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. Boise Cascade Shareholders 34,510,747 40.0% 33,810,000 49.0%2 The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. Total 86,260,747 100.0% 69,000,000 100.0% The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. Transaction Value The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. Transaction Value - Debt + Cash contributed by Boise Cascade, LLC - A2 Cash Stock Consideration to Boise Cascade, LLC $1,625 million - $946 million + $38 million - $392 million $325 million $1,625 million - $1,108 million + $38 million - $230 million $325 million The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. LTM BPC Financials The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. Revenue Adjusted EBITDA3 $2,278 million $232 million The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. Enterprise Value (EV) Multiples BPC Mean Comparable Acquisitions4 Mean Public Trading Comparables4 The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. The exact number of shares and percent ownership will be calculated by dividing $325 million (subject to any working capital adjustments) by the average closing price of Aldabra common stock for the 20 trading days ending 3 trading days prior to the consummation of the merger (the "Average Price"). As agreed, for the purposes of this calculation, the Average Price will be no higher than $10.00 or lower than $9.54. EV / LTM Adjusted EBITDA3 EV / LTM Revenue 7.0x 0.7x 9.0x 1.0x 9.8x 1.1x Leverage Ratio Net Debt/ LTM Adjusted EBITDA3 3.9x NA 4.3x Note: (1) "0% Conversion" assumes an Average Price of $9.77, the transaction closes early in the first quarter of 2008, no Aldabra shareholders elect to exercise their conversion rights, no adjustments to the purchase price based upon Boise working capital, and a $12 million purchase price adjustment based upon Aldabra's expected cash balance at closing. "40% Conversion" is based on the same assumptions as in the "0% Conversion" scenario except that 40% of A2 shareholders exercise conversion rights. (2) Boise Cascade will receive a subordinated note of approximately $6.8 million in lieu of additional shares so that Boise Cascade's ownership in BPC will not exceed 49%. (3) Adjusted EBITDA equals EBITDA (earnings before interest, taxes, depreciation and amortization) of the Combined Paper Businesses based upon the carve- out financial statements derived from the historical financial statements of Boise Cascade, adjusted to reflect an increase in corporate expenses of $6.3 million, as we believe the expense required to operate BPC as a standalone business will be approximately $18 million. Adjusted EBITDA does not include other pro forma effects of the transaction, including the application of purchase accounting. Adjusted EBITDA is further adjusted to add-back $4.0 million of expenses incurred with finishing the upgrade of the Wallula, WA mill. Adjusted EBITDA is further adjusted to eliminate $1.7 million of other special items including costs associated with the closure and sale of the Jackson sawmill, shutdown of the Vancouver and Salem converting operations, and a gain related to changes in retiree healthcare programs. Adjusted EBITDA is further adjusted to eliminate the incremental costs associated with a contractual commitment to buy liner and medium from a third party supplier that was in place during the LTM period. As a result of the acquisition of Central Texas Corrugated, the packaging business will in the future source a greater percentage of these materials internally or through trade arrangements. Had this third party contract, which expired in July 2007, not been in place during the LTM period, it is estimated that EBITDA would have increased by $0.9 million. (4) See Pages 31-34 for additional details. Share prices are as of September 4, 2007.

Hypothetical Trading Range Based on LTM Adjusted EBITDA

- BPC's LTM Adjusted EBITDA is $232 million.[1]
- Comparable companies trade at an average multiple of 9.8x LTM Adjusted EBITDA.[2]

Enterprise Value / LTM EBITDA Multiples[1,2]

M&A Comparables: Mean LTM	Public Comparables: Mean LTM
9.0x	9.8x

(millions, except per share data)

EBITDA Multiple scenario	8.0x	9.0x	10.0x
x BPC's LTM Adjusted EBITDA[1]	$232	$232	$232
= Enterprise Value	$1,854	$2,085	$2,317
- Net Debt[3]	$908	$908	$908
= Equity Value	$946	$1,177	$1,409
÷ Primary Shares[4]	86.261	86.261	86.261
= Value per share, primary	$10.96	$13.65	$16.34

Note: Numbers may not foot exactly due to rounding.

(1) Adjusted EBITDA of $231.7 million is defined on Page 6, Footnote 3.

(2) Refer to pages 31-34 for details. Share prices are as of September 4, 2007.

(3) Assumes none of A2 shareholders exercise their conversion rights. Net Debt is total debt minus approximately $38 million of cash on BPC's pro forma balance sheet as of 6/30/2007.

(4) Assumes none of A2's shareholders exercise their conversion rights and an Average Price of $9.77.

ALDABRA 2 ACQUISITION CORP.

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8 BPC Leverage Relative to Paper Industry Net Debt average Net Debt 4th Qtr Abitibi 9.8 4.2 9.8 20.4 Caraustar 8.9 4.2 8.8 31.6 Bowater 8.8 4.2 8.9 43.9 Graphic Packaging 6.3 4.2 6.3 SSCC 5.5 4.2 5.5 Verso Paper 5.5 4.2 5.5 Altivity 5.2 4.2 5.2 Tembec 5.2 4.2 5.2 Cascades 5.1 4.2 5.1 Chesapeake 4.9 4.2 4.9 NewPage 4.8 4.2 4.8 Catalyst 4.8 4.2 4.8 Georgia-Pacific 4.7 4.2 4.7 Neenah Paper 4.1 4.2 4.1 Boise Paper 3.9 4.2 3.9 Weyerhaeuser 3.6 4.2 3.6 Glatfelter 3.4 4.2 3.4 Temple Inland 2.8 4.2 2.6 MeadWestvaco 2.6 4.2 2.8 Domtar 2.6 4.2 2.6 Rock-Tenn 2.5 4.2 2.5 International Paper 1.9 4.2 1.9 Sonoco 1.7 4.2 1.7 Schweitzer 1.3 4.2 1.1 Wausau Paper 1.3 4.2 1.3 PCA 1.1 4.2 1.3 KapStone 0.3 4.2 0.3 Paper Industry Leverage Average Paper industry companies are levered on average at 4.2x Net Debt / LTM EBITDA.1 BPC will, at closing, have a leverage ratio of 3.9x Net Debt / LTM Adjusted EBITDA.2 Source: J.P. Morgan Note: (1) The average Net Debt / LTM EBITDA ratio for public comparables is 4.3x versus 4.2x for the larger paper company universe above. See pages 31-34 for details. (2) Assumes none of A2's shareholders exercise their conversion rights and that the Average Price is $9.77 (see Page 6 for definition). As part of its efforts to secure committed debt financing, the parties will attempt to secure commitments from lenders to provide additional debt financing in an amount equal to the aggregate amount paid in respect of conversion rights. To the extent that Aldabra shareholders exercise their conversion rights, the amount of the debt facility would likely increase correspondingly. Assuming 40% of A2 shareholders exercise their conversion rights, the Net Debt to LTM Adjusted EBITDA ratio would be 4.6x. Adjusted EBITDA is defined on Page 6, Footnote 3.

Transaction Schematic



ALDABRA 2 ACQUISITION CORP.
100% Ownership
Aldabra 2 Acquisition Sub
$325 mm in Aldabra 2 common stock
$392 mm cash from trust
$946 cash proceeds from new debt
Capital Markets
$946 mm new debt
60.0% Ownership
Operating Assets
Boise White Paper LLC
Boise Packaging & Newsprint LLC
Boise Cascade Transport. Hldg Corp.
Transfer
Boise Paper Company
$946 mm new debt
$38 mm cash
40.0% Ownership
Transfer
BOISE
Boise Cascade LLC
$1,338 mm cash
Retire old debt
100% Ownership
Boise Cascade Holdings LLC
Ownership
19.9% OfficeMax
80.1% Madison Dearborn + Management

Note: Amounts in the schematic above assume an Average Price of $9.77 and assume no A2 shareholders exercise their conversion rights. To the extent conversion rights are exercised, A2 shareholders will own less of Boise Paper Company ("BPC"). Assuming 40% of A2 shareholders exercise their conversion rights and an Average Price of $9.77, A2 shareholders would own 51% of BPC rather than 60.0% as depicted in the diagram above. As part of its efforts to secure committed debt financing, the parties will attempt to secure commitments from lenders to provide additional debt financing in an amount equal to the aggregate amount paid in respect of conversion rights. To the extent conversion rights are exercised, the amount of the debt facility would likely increase correspondingly.

ALDABRA 2 ACQUISITION CORP.
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10 BPC is Well Positioned to be a Public Company A2 Goal BPC Delivers Experienced Management Executive management team averages 17 years with the company and 23 years in the paper industry. CEO has managed public companies and brings substantial strategic and international experience, including 12 years in the paper industry. Demonstrable Future Growth EBITDA is expected to benefit from a strong price environment as projected by RISI, a leading industry expert.1 EBITDA is expected to benefit from extraordinary capital expenditures. EBITDA is expected to benefit from continuous improvement programs. Use of Warrant Proceeds Consolidation acquisition opportunities. The company has a number of identified high return internal capital projects. Note: (1) RISI - Resource Information Systems Incorporated; RISI North America Graphic Forecast, May 2007, RISI North American Paper Packaging Forecast, May 2007.

BPC is Well Positioned to be a Public Company (cont'd)

A2 Goal	BPC Delivers
Partnering With Experienced Industry Players	▪ MDP and OfficeMax will indirectly own approximately 40% of BPC through their ownership of Boise Cascade. ▪ MDP has a strong track record of investing in the paper industry. ▪ OfficeMax will be both a major shareholder, through its ownership in Boise Cascade, and BPC's largest customer.
Limited Legacy Problems	▪ Environmental and litigation liabilities mitigated by MDP's acquisition of Boise Cascade in 2004, which was structured as an asset purchase with indemnification. ▪ Management has strong working relationships with state environmental authorities. ▪ BPC has good relations with its unions. Union contracts have staggered expiration dates at the different plants. ▪ The company's pension plans are well funded.
Sarbanes-Oxley	▪ Boise Cascade, LLC already files quarterly, annual, and interim reports with the SEC. ▪ Management already conducts quarterly investor briefings for existing public debt. ▪ BPC already is substantially Sarbanes-Oxley compliant.

ALDABRA 2 ACQUISITION CORP.
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BPC Business Overview

13 BPC Strategic Overview Improving Industry Dynamics Recent and ongoing consolidation as well as capacity withdrawals. Newest "green field" U.S. paper production facilities built more than 10 years ago. Weakening U.S. dollar strengthens U.S. cost position. Fiber cost for Asian and European competitors rising. Europe more attractive for South American producers. Unique Strategic Positions Supply chain integration with OfficeMax ensures base load volumes for largest machines which includes significant volumes of premium papers. Minimum term of the agreement runs until 2012. Geographically well positioned packaging system. Low cost producer in high growth label and release segment. Good Operating Leverage Future EBITDA improvements from $107 million of extraordinary capital expenditures. Recently completed $84 million investment added significant specialty paper manufacturing flexibility to its plant at Wallula, WA. $23 million upgrade to its largest containerboard machine is expected to increase capacity and decrease manufacturing costs when it is completed in the first quarter of 2008. Scalable capital programs for cash flow and warrant proceeds in energy conservation and cost improvement projects. Unique level of employee engagement focused on improving productivity. High Barriers to Entry Management believes that the cost to build North American greenfield paper and packaging facilities comparable to its current assets' aggregate capacity would exceed $4 billion. Clear Structural Opportunities Natural North American partner for U.S. and global uncoated free sheet players. Internal and external options for packaging growth, both as a buyer or as a seller.

14 North American Uncoated Free Sheet ("UFS") Capacity Consolidation and Pricing Trends UCFS price-No. 4 Xerographic Bond 20Lb. Sheets 83-85 Linerboard, Unbleached-Price 42lb U.S. Newsprint Transaction, Price East Coast 1/1/1997 717 307 505 4/1/1997 748 293 540 7/1/1997 780 325 558 10/1/1997 810 380 580 1/1/1998 810 380 590 4/1/1998 780 367 585 7/1/1998 767 350 585 10/1/1998 717 320 588 1/1/1999 698 340 562 4/1/1999 715 370 503 7/1/1999 747 410 485 10/1/1999 808 410 507 1/1/2000 810 430 510 4/1/2000 825 460 550 7/1/2000 800 460 568 10/1/2000 822 460 605 1/1/2001 808 443 612 4/1/2001 790 433 613 7/1/2001 768 417 570 10/1/2001 753 403 507 1/1/2002 747 380 460 4/1/2002 767 370 440 7/1/2002 767 390 448 10/1/2002 793 390 472 1/1/2003 788 373 470 4/1/2003 775 370 493 7/1/2003 740 363 495 10/1/2003 730 357 512 1/1/2004 733 360 520 4/1/2004 770 403 542 7/1/2004 813 440 547 10/1/2004 843 440 567 1/1/2005 812 441 571 4/1/2005 817 423 589 7/1/2005 795 383 612 10/1/2005 792 410 627 1/1/2006 807 450 644 4/1/2006 877 500 658 7/1/2006 935 500 663 10/1/2006 943 500 654 1/1/2007 938 500 614 4/1/2007 977 500 591 7/1/2007 1005 520 569 10/1/2007 1000 540 569 1/1/2008 1000 540 581 4/1/2008 1000 540 596 7/1/2008 1010 540 621 10/1/2008 1010 646 Paper Prices3 1997 Competitors1 2007 Competitors (Est. U.S. Market Share) 1 Domtar EB Eddy Georgia Pacific2 Willamette Weyerhaeuser Bowater Domtar (33%) International Paper Champion Union Camp International Paper (25%) Boise Cascade Boise Paper Company (11%) Georgia Pacific Georgia Pacific (7%) UFS Market Share Note: (1) 1997 competitor positioning and approximate market share in 2007 are company estimates of U.S. market share. (2) Georgia Pacific sold 4 mills to Domtar. (3) Industry price benchmark: UFS price - No. 4 Xerographic bond 20 lb. Sheets 92 Bright.

15 Linerboard Capacity Consolidation and Pricing Trends UCFS price-No. 4 Xerographic Bond 20Lb. Sheets 83-85 Linerboard, Unbleached-Price 42lb U.S. Newsprint Transaction, Price East Coast 1/1/1997 717 307 505 4/1/1997 748 293 540 7/1/1997 780 325 558 10/1/1997 810 380 580 1/1/1998 810 380 590 4/1/1998 780 367 585 7/1/1998 767 350 585 10/1/1998 717 320 588 1/1/1999 698 340 562 4/1/1999 715 370 503 7/1/1999 747 410 485 10/1/1999 808 410 507 1/1/2000 810 430 510 4/1/2000 825 460 550 7/1/2000 800 460 568 10/1/2000 822 460 605 1/1/2001 808 443 612 4/1/2001 790 433 613 7/1/2001 768 417 570 10/1/2001 753 403 507 1/1/2002 747 380 460 4/1/2002 767 370 440 7/1/2002 767 390 448 10/1/2002 793 390 472 1/1/2003 788 373 470 4/1/2003 775 370 493 7/1/2003 740 363 495 10/1/2003 730 357 512 1/1/2004 733 360 520 4/1/2004 770 403 542 7/1/2004 813 440 547 10/1/2004 843 440 567 1/1/2005 812 441 571 4/1/2005 817 423 589 7/1/2005 795 383 612 10/1/2005 792 410 627 1/1/2006 807 450 644 4/1/2006 877 500 658 7/1/2006 935 500 663 10/1/2006 943 500 654 1/1/2007 938 500 614 4/1/2007 977 500 591 7/1/2007 1005 520 569 10/1/2007 1000 540 569 1/1/2008 1000 540 581 4/1/2008 1000 540 596 7/1/2008 1010 540 621 10/1/2008 1010 646 Linerboard Prices2 Linerboard Market Share 1997 Competitors1 2007 Competitors (Est. U.S. Market Share)1 Smurfit Evadale Mead-Westvaco St. Laurent Chesapeake Stone Container Smurfit Stone (19%) Weyerhaeuser MacMillan-Bloedel Weyerhaeuser (16%) Box USA Shorewood International Paper International Paper (11%) Georgia Pacific Georgia Pacific (10%) Packaging Corp. of America PCA (6%) Temple Inland Gaylord Temple Inland (2%) Boise Cascade Boise Paper Company (2%) Note: (1) 1997 competitor positioning and approximate market share in 2007 are company estimates of U.S. market share. (2) Industry price benchmark: Linerboard, Unbleached Price 42 lb.

Overview of BPC's 2 Operating Segments

Paper


X-9
BOISE



- BPC's Paper business is a leading manufacturer of commodity and premium copy paper.
- The Paper segment is anchored by a strategic supply contract with OfficeMax that runs through 2012.
- BPC is growing volumes of value-added specialty and premium products: label and release papers, flexible packaging, and premium products.
- This segment represents 66% of BPC's LTM revenue and 60% of total LTM EBITDA.[1]

Packaging





- The Packaging segment is a highly efficient producer of unbleached virgin linerboard for corrugated containers and sheets.
- Corrugating medium produced at Wallula, WA provides cost effective supply to Northwest converting plants.
- 74% of company-produced containerboard is converted into corrugated containers and sheets in BPC-owned packaging plants either directly or through trades.
- Newsprint is produced and sold under a contract with Abitibi-Consolidated.
- This segment represents 34% of BPC's LTM revenue and 40% of total LTM EBITDA.[1]

Note: (1) Based on carve-out financial statements, excluding corporate and inter-segment eliminations.

ALDABRA 2 ACQUISITION CORP.

16

17 Key BPC Product Categories Segment sales = $2,323 million2 Commodity White Paper $867 Newsprint $233 Linerboard & corrugated containers1 $551 Segment EBITDA = $239 million3 Paper $144 Packaging $95 Premium & Specialty White Paper $492 LTM Segment Sales (millions) LTM Segment EBITDA (millions) Pulp/Other $121 Medium $59 Note: (1) Net of intra-segment eliminations/other totaling $69 million. (2) Excludes corporate segment sales and inter-segment eliminations which net to $45 million; including these eliminations, LTM net sales of BPC total $2,278 million. (3) Excludes corporate overhead based upon the carve-out financial statements.

18 BPC Overview UFS Mill / Converting UFS Paper Distribution Packaging & Newsprint Mill Packaging Plant Washington Montana California Nevada Utah Idaho Wyoming Colorado Arizona New Mexico Texas North Dakota South Dakota Nebraska Minnesota Michigan Illinois Oklahoma Ohio Pennsylvania New York Kentucky Virginia Tennessee Missouri LA Iowa Indiana Wisconsin Arkansas North Carolina South Carolina Georgia FL West Virginia CT MS AL VT NH MA NJ MD Regional ServiCenter Pico Rivera, California Paper Manufacturing Wallula, Washington Salem, Oregon Paper Manufacturing St. Helens, Oregon Paper Manufacturing Jackson, Alabama Regional ServiCenter Bensenville, Illinois Paper Manufacturing International Falls, Minnesota Nampa, Idaho Burley, Idaho Salt Lake City, Utah Paper Manufacturing DeRidder, Louisiana Waco, Texas International Falls Wallula DeRidder St. Helens Jackson Salt Lake City Approximately 2.9 Million Tons of Annual Production Capacity and 4,800 Employees Wallula #3 Calendar Waco Corrugator Jackson #3 Paper Machine

19 Paper Sales are Shifting to Higher Margin Products 2002 to 2006 Specialty and Premium Paper Sales Volume ('000 tons) Higher realized prices Rise in commodity margins Note: (1) Average for machines producing at least 5% of both commodity and specialty/premium grades. Net sales price/short ton Difference between Commodity and Specialty Product EBITDA margins1 Recent investment at Wallula, WA provides additional low cost capacity to continue to grow specialty volume. Specialty products command higher margins and prices, even though improved commodity pricing has narrowed the gap. 2002 2006 Premium & Specialty 356 494 37% Increase

20 BPC has a competitive cost position in key white paper grades. Business has lowered staffing levels and increased plant output. BPC achieved these results while boosting utilization rates above the overall industry level. Paper Competitive Positioning Sources: RISI, Company. Note: (1) Includes effects of Wallula, WA mill closure for significant capital upgrade during 2007. (2) Cost curve calculated by Fisher Data. Cost positions represent all mills as if producing UFS commodity rolls. UFS Production1 (Line, '000 tons) UFS Employees (Bar) Paper Capacity Utilization Paper Employees vs. Production Boise North American Industry

21 World Class Linerboard Production Facility DeRidder has consistently ranked among the lowest cost U.S. producers of higher value virgin linerboard Boise's DeRidder facility Note: (1) Cost Curve calculated by RISI. Cost positions represent all mills as if producing linerboard commodity rolls.

22 BPC Box System is Focused on the Northwest Focus on high growth markets BPC's box system is concentrated in the Northwest which has experienced significant growth relative to the rest of the country for corrugated containers. Since 1997, BPC has taken market share in this region, growing shipments 35% versus 8% growth for the market. BPC has additional capacity available for growth. Box Shipment Growth, 1997-2006 2006 BPC Northwest Box Customers by Industry Strong customer base More than 1,300 customers. BPC's Northwest U.S. box customers are diversified across industries with an agricultural focus.

Purchase of Central Texas Corrugated Increased Integration

- DeRidder historically sold significant volumes in the open market including lower margin exports.
- Central Texas Corrugated ("CTC") acquired in 2006 for $43.8 million.
  - CTC converts linerboard to corrugated sheets.
- The CTC acquisition has significantly increased containerboard vertical integration and cost synergies.
  - Improved integration has allowed DeRidder to minimize low margin export sales.

Linerboard Used and Integration



Linerboard used, BPC box plants, Tons (Bar)
Integration (Line)
600,000
500,000
400,000
300,000
200,000
100,000
0
100%
75%
50%
25%
0%
2004
2005
2006
6/30/07 LTM
CTC Plant
Northwest Plants
Integration

- "Integration" is the proportion of BPC-produced containerboard used in company-owned box plants either directly or through trades.

ALDABRA 2 ACQUISITION CORP.

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24 Newsprint Position Enhanced by Proximity to Markets BPC is a small player with 3% market share in North America. All newsprint tonnage is sold via long-term marketing relationship with Abitibi- Consolidated, the largest North American newsprint producer. BPC's Louisiana mill has a transportation cost advantage as the closest major supplier to regional newspaper markets in Texas. BPC's machines can convert production from newsprint to containerboard or other grades with a moderate capital investment. Geographic Footprint Lower average cost than the market share leader DeRidder Houston New Orleans Dallas Austin

25 BPC Highlights Unique Strategic Positions Leading position in office paper anchored by strong relationship with OfficeMax. Minimum term of the agreement runs until 2012. Low-cost position in growing market for pressure sensitive label and release papers: scale and technology advantage. Significant market presence in the Northwest anchored by regional converting plants. Presence in Texas corrugated packaging markets is anchored by low cost mill in Louisiana. All mills strategically located near key target markets. Well positioned packaging system with options for growth. Good Operating Leverage Unique level of employee involvement. Recent extraordinary capital expenditures will be additive to EBITDA from 2008 onwards. Scalable capital program to reinvest in energy conservation and cost improvement opportunities. Clear Structural Opportunities Natural North American partner for U.S. and global UFS players. Internal and external options for packaging growth. Newsprint machines convertible to other grades.

Historical Financials

27 BPC 3-Year Historic Carve-Out Financial Results Note: (1) Based upon the carve-out financial statements derived from the historical financial statements of Boise Cascade. Results from the Central Texas Corrugated acquisition are reflected from February 2006 forward. (2) Adjusted EBITDA is defined on Page 6, Footnote 3. The reconciliation shown in the table on this page ties the carve-out EBITDA of $231.4 million to the Adjusted EBITDA of $231.7 million used elsewhere in this presentation. (3) Includes $43 million of acquisition capital expenditures for Central Texas Corrugated acquisition (4) Includes extraordinary spending for upgrade at Wallula mill. LTM June 30, 2007 ($ in millions) LTM June 30, 2007 ($ in millions) EBITDA per the Paper and Packaging carve-out financial statements $231.4 Incremental corporate expenses (6.3) Wallula start-up 4.0 CTC contract roll off 0.9 Other Special Items 1.7 Total adjustments 0.3 Adjusted EBITDA2 $231.7 EBITDA Reconciliation

Executive Management Team

29 Management Team Alexander Toeldte - CEO Mr. Toeldte is currently the Executive Vice President of the Paper and Packaging and Newsprint Divisions at Boise Cascade, LLC. He is responsible for managing all the operations being acquired by A2. He is also responsible for corporate strategic planning. He joined Boise Cascade, LLC in 2005 as President of the Packaging division. Prior to joining Bose Cascade, Mr. Toeldte was the Executive Vice President at Fonterra Group, which is the largest company in New Zealand with approximately NZ$ 13 billion in sales, 20,000 employees and operations in 120 countries. Mr. Toeldte was also the CEO of Fonterra Enterprises, which consisted of Fonterra's biotech and retail-related businesses. He managed corporate strategy, R&D, IT, and corporate communications. Prior to Fonterra, Mr. Toeldte worked with the Fletcher Challenge Group in New Zealand. He was the CEO of Fletcher Challenge Paper, its publicly-traded pulp and paper subsidiary (with approximately NZ$ 4 billion in sales), and he was CEO of Fletcher Challenge Building, its publicly-traded building materials subsidiary (with approximately NZ$ 2.2 billion of sales). Prior to this, Mr. Toeldte was the Group CFO at Fletcher Challenge Group. Prior to Fletcher Challenge, Mr. Toeldte was a Partner and co-head of McKinsey & Co.'s global pulp and paper practice based in Stockholm.

30 Management Team (Continued) Robert McNutt - Chief Financial Officer 22 years at company Current VP Investor Relations and Public Policy. Previously senior financial manager of operating segments comprising over $4 billion in sales with responsibility for strategy, M&A, financial management, business development, credit and IT; previous experience in project financing, treasury and audit; CPA-inactive; Masters Degree in Accounting. Miles Hewitt - SVP, Paper 27 years in industry, 25 years at company Current SVP and General Manager, Paper Division. Previously business unit leader and mill manager at Wallula and International Falls. Karen Gowland - VP and General Counsel 23 years with company Current VP and General Counsel. Lead counsel for paper and packaging operations for more than a decade. Litigation, anti-trust, and compliance expertise. Prior to the 2004 acquisition of BPC and other assets by Madison Dearborn Partners, LLC, responsible for all securities and SEC compliance for OfficeMax/Boise Cascade Corporation. Robert Tracy - VP, Corporate Development 30 years in industry, 28 years at company Current VP Planning and Development. Oversees capital management processes; strategic projects and leads M&A and business intelligence activities; engineering; project management, international and operations experience. Judith Lassa - VP, Packaging 25 years at company Current VP in charge of packaging converting business. Previously responsible for a wide range of roles in operations and marketing in St. Helens, Vancouver, Deridder, and paper business. Chemical engineer. Bob Strenge - VP, Packaging 31 years in industry, 19 years at company Current VP, DeRidder Mill and Regional Manager, Louisiana. Business leader for newsprint; previously mill manager at St. Helens; wide range of senior engineering and mill operations roles at Boise, Bowater Inc. and S.D. Warren Company. Virginia Aulin - VP, Corporate Affairs 14 years in industry, 2 years at company Current VP in charge of human resources, communications, and organizational development; previously managed strategic political affairs. Extensive corporate communication and training expertise; prior experience in public relations and government.

Recent Acquisition Multiples and Public Company Trading Valuations

32 Recent Acquisition Multiples ($ in millions, except price per ton amounts) Sources: Lazard; Company filings, Wall Street research, Thomson SDC. Note: (1) Includes paper capacity only. (2) Total Transaction Value includes other long-term liabilities of asbestos liabilities, insurance receivables, fair value of interest rate exchange agreements and commercial paper associated with monetization of receivables from 1999 sale of California timberlands. Excluding these items, Transaction Value is $20,461 million and the LTM Sales and LTM EBITDA multiples would be 1.1 and 7.7, respectively. (3) At the time of this transaction, the acquirer projected synergy and savings, the inclusion of which resulted in a pro forma Total Enterprise Value/EBITDA multiple lower than the multiple based on LTM EBITDA. (4) Based on LTM revenue and Adjusted EBITDA of $2.28 billion and $231.7 million, respectively. Adjusted EBITDA is defined on Page 6, Footnote 3.

33 Recent Trading Multiples Source: 10-K and 10-Q filings Note: Based on closing stock prices as of September 4, 2007. For Notes 1 to 11 see Notes to Recent Trading Multiples on the next page. Company Product offering Enterprise Value/ LTM Sales Enterprise Value/ LTM EBITDA Net Debt/ LTM EBITDA Abitibi-Consolidated, Inc.1 Newsprint, coated publishing papers and wood products 1.0x 12.6x 9.8x Bowater, Inc2 Coated fine papers, coated publishing papers, specialty papers and newsprint 1.0 12.9 8.8 Domtar, Inc3 Uncoated free sheet, pulp and wood products 1.0 7.2 2.6 PH Glatfelter Co.4 Specialty papers 0.9 9.8 3.4 International Paper Co.5 Uncoated fine papers, containerboard and paperboard 1.0 7.6 1.9 Neenah Paper, Inc.6 Specialty papers and pulp 1.1 10.5 4.1 Packaging Corp of America7 Containerboard 1.4 7.4 1.1 Smurfit-Stone Container Corp.8 Containerboard 0.9 9.2 5.5 Weyerhaeuser Co.9 Containerboard, timber, wood products and real estate development 1.2 11.4 3.6 MeadWestvaco Corp.10 Paperboard, plastic packaging and specialty chemicals 1.2 9.0 2.6 Mean : 1.1 9.8 4.3 Median : 1.0 9.5 3.5 Boise 11 0.7x 7.0x 3.9x

34 Notes to Recent Trading Multiples (1) Abitibi-Consolidated, Inc.'s LTM 6/30/07 EBITDA excludes a $171 million duties refund, a $2 million credit related to a lumber dispute settlement, a $2 million credit relating to a prior year capital tax adjustment, and $53 million in net gains on mill closures. (2) Bowater, Inc.'s LTM 6/30/07 EBITDA excludes a $93 million lumber duty refund, $253 million in impairment and related costs, and $208 million in gains on asset sales. (3) Domtar, Inc.'s LTM 6/30/07 revenue and EBITDA are based on the company's pro forma combined results excluding $29 million in transaction related costs, and a $5 million increase in an environmental reserve. (4) PH Glatfelter Co.'s LTM 6/30/07 EBITDA excludes $0.8 million in expenses related to a site closure, $6 million in environmental remediation charges, $5.6 million in acquisition integration costs, $4.5 million in expenses related to site closures, and $25 million in gains on asset sales. (5) International Paper Company's LTM 6/30/07 EBITDA excludes $247 million in restructuring charges, $4.7 billion in gains on the sale of forest lands, a $759 million goodwill impairment charge, $239 million in gains on asset sales, and $6 million in reversals on reserves no longer needed. (6) Neenah Paper, Inc's LTM 6/30/07 EBITDA excludes a $5.8 million gain on the sale of woodlands and $5.9 million in other income that Neenah classifies as part of operating income. (7) Packaging Corporation of America's LTM 6/30/07 EBITDA excludes $7.6 million in other expenses that Packaging Corp. classifies as part of operating income. (8) Smurfit-Stone Container Corporation's LTM 6/30/07 EBITDA excludes $55 million in restructuring charges. (9) Weyerhaeuser Co.'s LTM 6/30/07 EBITDA excludes the fine paper business assets now part of Domtar, Inc., $12 million in restructuring charges, $17 million in charges relating to the closure of a site, $22 million in goodwill impairment charges, and $21 million in other income that Weyerhaeuser classifies as part of operating income. MeadWestvaco Corporation's LTM 6/30/07 EBITDA exclude $81 million in restructuring charges and $51 million in other income that MeadWestvaco classifies as part of operating income. Boise LTM 6/30/07 Adjusted EBITDA of $231.7 million is defined on Page 6, Footnote 3.

35 BPC Board of Directors

36 BPC Directors Carl Albert - Chairman of the Board Chairman and CEO, Fairchild Venture Capital (private investment firm) Former Chairman and CEO, Fairchild Aerospace Corp. and Fairchild Dornier Corp. Former Chairman and CEO, Wings West Airlines (Operated as American Eagle) Alexander Toeldte - Chief Executive Officer, Director EVP, Paper and Packaging, Boise Cascade, LLC Former EVP, Fonterra Group, and CEO of Fonterra Enterprises Former CEO, Fletcher Challenge Paper (publicly-traded) Former CEO, Fletcher Challenge Building (publicly-traded) Former Partner, McKinsey & Company and head of McKinsey's Global Pulp & Paper practice Zaid Alsikafi - Director Director, Madison Dearborn Partners, LLC Director, Astoria Generating Company, LLC Director, Forest Products Holdings, LLC Director, Univision Communication Inc. Director, UPC Wind Management, LLC Jonathan Berger - Director Director, Chairman of Audit Committees, Aldabra Acquisition Corp. / Great Lakes Dredge & Dock Corporation (NASDAQ: GLDD) Managing Director, Navigant Consulting, Inc. - Practice area leader for corporate finance Former Partner , KPMG - in charge of national corporate finance department

37 BPC Directors (Continued) Jack Goldman - Director Partner, Theodora, Oringher, Miller & Richman, PC Former partner of two national law firms Former General Counsel, Superscope, Inc. (formerly NYSE) Nathan Leight - Director (Co-Founder of Aldabra 2 Acquisition Corp.) Co-founder and CIO, Terrapin Partners, LLC (private investment firm) and Terrapin Asset Management, LLC (with approximately $600 million AUM) Former CIO, Gabriel Capital, LP ( > $1 billion AUM) Former Managing Director in charge of Proprietary Trading, Dillon Read & Co. Inc. Director, Great Lakes Dredge & Dock Corp. (NASDAQ: GLDD) Thomas Souleles - Director Managing Director, Madison Dearborn Partners, LLC Director, Forest Products Holdings, LLC Director, Great Lakes Dredge & Dock Corp. (NASDAQ: GLDD) Director, Magellan GP, LLC Director, Magellan Midstream Holdings GP, LLC Director, Packaging Corporation of America Jason Weiss - Director (Co-Founder of Aldabra 2 Acquisition Corp.) Co-founder, Partner, Terrapin Partners, LLC Former Chief Executive Officer, PaperExchange.com, Inc. Former Managing Member, American Classic Sanitation, LLC Co-founder, Partner, Terrapin Asset Management, LLC Director, Great Lakes Dredge & Dock Corp. (NASDAQ: GLDD)

Definitions and Process Background

39 Paper Making Process Flow Grinder Chipper Digester Pulp washing, cleaning, screening and bleaching Measure, blend, clean and screen Pulpers to separate fibers Web modification and/or Converting Reel Calendar Dryers Press section Forming Head Box Refiners Wast e Paper Raw Materials Chip Storage Lumber Lumber Mill Source: Kline, James. Paper and Paperboard, 2nd edition, 1982.

40 White Paper Raw Fiber Material - Wood chips from whole logs or residual material from wood manufacturing. May also use high quality recycled material in addition to virgin wood fibers. Pulping Process - Chemical process (also known as the kraft process) in which wood is heated and treated to separate it into its component parts. Fiber are the long strands of plant material that gives paper strength. Lignin is other plant material that binds the fibers together. Wood material that is treated and separated is referred to as pulp. Pulp can be bleached to high brightness. Lignin is burned to create steam in recovery boilers. Chemicals used in kraft pulping are recovered and reused. Since lignin and other wastes are burned as fuel, net energy use to create pulp by this method is minimal. Most mills are integrated, creating their own pulp from raw material which is then used to feed the paper manufacturing process. Market pulp purchases may be made by larger mills to supplement integrated supply and by smaller mills for their full pulp supply. Market pulp is created using the same pulping process described above, but is then sold by the manufacturer for use by others. During manufacturing, one can add substantial amounts of filler, binders, and clays to the fiber in order to improve the quality and reduce the cost of the paper produced. Specialty papers receive additional finishing treatments. End-Products UFS: Copy and printing paper, forms, advertising mailers, envelopes. Specialty Papers: e.g. Label & Release, Flexible Packaging.

Linerboard / Containerboard

- Raw Fiber Material – Wood Chips from whole logs or residual material from wood manufacturing.
  - May produce recycled pulp from old corrugated containers or converting waste.
- Pulping process - Kraft pulping process, similar to that used for UFS mills, but without bleaching.
- The two main products produced to make corrugated packaging are:
  - Linerboard – The outer lining of corrugated containers.
    - Pulp containing physically long and strong fibers is required in order to make an end product with the necessary strength for use in packaging.
  - Medium – the inner fluted paper in corrugated containers.
    - High yield pulping processes are used, in which wood is chemically treated then mechanically refined.
    - Hardwoods and sawdust, which contain shorter fibers, can be used.
- End-Products: Corrugated containers.

ALDABRA 2 ACQUISITION CORP.
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42 Newsprint and Ground Wood Paper Raw Fiber Material - Wood Chips or log segments from whole logs or residuals from wood manufacturing. May produce recycled pulp from old newspapers. Pulping Process - Primarily mechanically created fibers from logs using grinders or from chips using refiners heated with steam (thermo mechanical pulp). Mechanical pulping is high yield but requires high energy input. Pulp is lower strength. Pulp can be partially bleached but the lignin remains in the fiber causing it to yellow over time. May use as much as 100% recycled fiber. Some long fiber chemical pulp may be combined with thermo mechanical pulp to add strength. End-Products: Newspapers and inserts, directories, low quality books.